Exhibit 10.5

FIRST AMENDMENT TO NCR CORPORATION

2006 STOCK INCENTIVE PLAN

WHEREAS, the NCR Corporation (the “Company”) has previously adopted the Company’s 2006 Stock Incentive Plan (the “Plan”); and

WHEREAS, certain accounting firms have recently announced that they interpret the applicable accounting standards to impose a charge to earnings when a corporation makes adjustments to stock-based awards upon equity restructurings, such as stock splits and spin-offs, if the adjustments are not required by the terms of the awards; and

WHEREAS, the Board of Directors of the Company (the “Board”) wishes to minimize the risk that such an accounting charge may be imposed in the event that the Board were to adjust stock-based awards granted under the Plan in connection with an equity restructuring; and

WHEREAS, it is the Board’s intent that no inference shall be drawn about the discretionary status of the Plan’s adjustment provision prior to the date hereof; and

WHEREAS, the Board has determined that, in furtherance of these objectives, it is desirable to amend the Plan as permitted by Section 12 of the Plan, both retroactively and prospectively; and

NOW THEREFORE, effective as of the date hereof, the Plan is hereby both retroactively and prospectively amended as follows:

1.	Section 3(d) is hereby amended and restated to read in its entirety as follows:

(d) Adjustment Provision. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of

Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), provided, that in the event of the cancellation of such Awards pursuant to this clause (1), the Awards shall vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust in its sole discretion the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

2.	Except as expressly modified hereby, the terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed on this 9th day of October, 2006.

NCR CORPORATION

By:	/s/ Bridie Fanning
Name:	Bridie Fanning
Title:	Senior Vice President, Human Resources